EXHIBIT 10.1(c)

LIST OF EXECUTIVE OFFICERS SUBJECT TO

THE FORM OF EXECUTIVE SEVERANCE AGREEMENT

BETWEEN CERTAIN EXECUTIVE OFFICERSAND CEPHALON, INC.

Name	Title

Valli F. Baldassano	Exec. Vice President and Chief Compliance Officer

J. Kevin Buchi	Exec. Vice President and Chief Financial Officer

Peter E. Grebow, Ph.D.	Exec. Vice President, Worldwide Technical Operations

John E. Osborn, Esq.	Exec. Vice President, General Counsel & Secretary

Robert P. Roche, Jr.	Exec. Vice President, Worldwide Pharmaceutical Operations

Lesley Russell	Exec. Vice President, Worldwide Medical & Regulatory Operations

Carl A. Savini	Exec. Vice President and Chief Administrative Officer

Jeffry L. Vaught, Ph.D.	Exec. Vice President and President, Research & Development